Exhibit 99.1

Contact Information:

Investors:	Media:
Brainerd Communicators, Inc.	Stacie Sherer
Corey Kinger	(212) 589-2737
(212) 986-6667	stacie.sherer@weightwatchers.com
kinger@braincomm.com

WEIGHT WATCHERS ANNOUNCES FIRST QUARTER 2016 RESULTS

AND RAISES FULL YEAR 2016 GUIDANCE

•	Global End of Period Subscribers returned to growth, up 5% year-over-year to 3.1 million

•	Core North America business leading turnaround, with North America:

¡	End of Period Subscribers up 11% year-over-year

¡	Paid Weeks up 6% year-over-year

¡	Attendance at meetings up 18% year-over-year

•	Full year 2016 EPS guidance raised to a range of $0.80 to $1.05

¡	Incorporating the $0.17 loss per share in Q1 2016

¡	Reflecting expected revenue and profit growth in Q2 2016 and for the full year

NEW YORK, N.Y., May 4, 2016 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2016 and raised full year fiscal 2016 earnings guidance.

“Leveraging the success of our new Beyond the Scale program, we expect to deliver revenue and profit growth for the full year 2016 and we are raising our earnings guidance to a range of $0.80 to $1.05 per share,” said Jim Chambers, the Company’s President and Chief Executive Officer. “Our first quarter loss was smaller than we expected, and for the first time since 2012 we grew our total subscribers year-over-year, clearly demonstrating that our business is turning around.”

Q1 2016 Consolidated Global Results

	Three Months Ended			% Change Adjusted for Constant Currency
(in millions except percentages, per share amounts, and as noted)	April 2, 2016	April 4, 2015	% Change
Service Revenues, net	$243.8	$250.0	(2.5)%	(0.8)%
Product Sales and Other, net	63.1	72.1	(12.5)%	(10.7)%

Revenues, net	$306.9	$322.1	(4.7)%	(3.0)%
Operating Income	$13.6	$18.0	(24.9)%	(27.0)%
Adjustments
Restructuring Charges	—	5.8

Adjusted Operating Income	$13.6	$23.8	(43.1)%	(44.7)%
Net Loss*	$(10.8)	$(5.4)	(97.9%)	(102.3%)
Adjustments
Debt Extinguishment	—	(2.9)
Restructuring Charges	—	3.5

Adjusted Net Loss*	$(10.8)	$(4.8)	(122.5%)	(127.4%)
EPS	$(0.17)	$(0.10)	(76.9%)	(80.9%)
Adjustments
Debt Extinguishment	—	(0.05)
Restructuring Charges	—	0.06

Adjusted EPS	$(0.17)	$(0.09)	(98.9%)	(103.3%)
Total Paid Weeks	39.2	38.5	1.7%	N/A
Meeting (1) Paid Weeks	17.7	17.2	2.7%	N/A
Online (2) Paid Weeks	21.5	21.3	0.8%	N/A
End of Period Subscribers (3) (in thousands)	3,063.3	2,921.8	4.8%	N/A
Meeting Subscribers (in thousands)	1,310.5	1,218.0	7.6%	N/A
Online Subscribers (in thousands)	1,752.7	1,703.8	2.9%	N/A
Total Attendance (in millions)	9.6	9.1	5.8%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

(1)	“Meetings” refers to monthly commitment plan subscribers, “pay-as-you-go” members, Total Access subscribers and other meetings members.
(2)	“Online” refers to Weight Watchers Online, Weight Watchers OnlinePlus, Personal Coaching and other digital subscription products.
(3)	“Subscribers” refers to meetings members and Online subscribers who participate in recurring billing programs, such as the Company’s monthly commitment plans for its meetings business.
*	Except in the case of the financials attached to this release, “Net Loss” refers to Net Loss attributable to Weight Watchers International, Inc.

Q1 2016 Business and Financial Highlights

•	End of Period Subscribers were up 4.8% for Q1 2016 versus the prior year period, driven by strong recruitment growth in North America where End of Period Subscribers increased 11.2%, partially offset by declines in the United Kingdom and Continental Europe. Globally in Q1 2016, End of Period Meetings Subscribers were up 7.6% and End of Period Online Subscribers were up 2.9%, both driven by solid gains in North America.

•	Total Paid Weeks in Q1 2016 were up 1.7% as compared to the prior year period, with an Online Paid Weeks increase of 0.8% and a Meeting Paid Weeks increase of 2.7%. These gains were driven by strength in North America where Total Paid Weeks grew 5.9% year-over-year, partially offset by declines in international segments.

•	Total Attendance at meetings was up 5.8% as compared to the prior year period, driven by 18.0% growth year-over-year in North America, partially offset by declines in international segments.

•	Total Revenues in Q1 2016 were $306.9 million. On a constant-currency basis, total revenues decreased 3.0% versus the prior year period.

¡	Service Revenues in Q1 2016 were $243.8 million. On a constant-currency basis, these revenues decreased 0.8% versus the prior year period, as growth in North America was offset by declines in international markets.

As a subscription model business, revenue from a member is recognized over the length of stay of that member. Approximate average length of stay, or retention, for a Weight Watchers member is 8 months for Meetings members and 9 months for Online members. Therefore, the Q1 2016 Service Revenues reflect only a portion of the expected total subscription revenues from new recruits in the quarter. This was more than offset by the carry-over impact from the weak year-over-year member recruitment trends experienced through most of 2015.

¡	Product Sales and Other in Q1 2016 were $63.1 million. On a constant-currency basis, these revenues decreased 10.7% versus the prior year period primarily due to lower in-meeting product sales and a smaller contribution from licensing.

•	Operating Income in Q1 2016 was $13.6 million, as compared to $18.0 million in the prior year period. Adjusted Operating Income in Q1 2016 was also $13.6 million, as compared to $23.8 million in the prior year period.

•	Net Loss and Adjusted Net Loss were both $10.8 million in Q1 2016. Earnings per fully diluted share (EPS) and Adjusted EPS were a loss of $0.17 in Q1 2016.

In Q1 2015 Net Loss was $5.4 million, or $0.10 per fully diluted share. Adjusted Net Loss was $4.8 million, or a loss of $0.09 per fully diluted share, in Q1 2015.

•	Cash balance was $127.8 million as of April 2, 2016. During the quarter, the Company paid in full its $144.3 million B-1 debt obligations using cash on hand.

Items Affecting Year Over Year Comparability: Q1 2015 results were impacted by two items that affect year-over-year comparability. First, the Company incurred $5.8 million ($3.5 million after tax or $0.06 per fully diluted share) of charges in connection with its previously disclosed 2015 restructuring plan. Second, the Company recorded a gain on early extinguishment of debt of $4.8 million ($2.9 million after tax or $0.05 per fully diluted share) for its previously disclosed debt prepayment in the quarter.

Full Year Fiscal 2016 Earnings Guidance

The Company raised its full year 2016 earnings guidance to between $0.80 and $1.05 per fully diluted share.

First Quarter 2016 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Jim Chambers, President and Chief Executive Officer, and Nick Hotchkin, Chief Financial Officer, will discuss the first quarter 2016 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Net loss, net loss per fully diluted share, operating income and operating income margin, gross profit and gross profit margin, and selling, general and administrative expenses are discussed in this release both as reported (on a GAAP basis) and, with respect to the first quarter of fiscal 2015, as adjusted (on a non-GAAP basis), as applicable, to exclude the impact of charges associated with the Company’s previously disclosed 2015 plan to restructure its organization and to exclude the impact from the gain on early extinguishment of debt associated with the Company’s previously reported debt prepayment in the period. Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDAS) is presented in the attachments to this release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading commercial provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds more than 32,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. Weight Watchers provides innovative, digital weight management products through its websites, mobile sites and apps. Weight Watchers is the leading provider of paid digital subscription weight management products in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services and products to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees, suppliers and other partners; the impact of the Company’s debt service obligations and restrictive debt covenants; the inability to refinance the Company’s debt obligations on favorable terms or at all; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the recognition of asset impairment charges; the loss of key personnel or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political and social risks and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., who effectively controls the Company, will conflict with other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	April 2, 2016	January 2, 2016

ASSETS
Current assets	$241.2	$351.5
Property and equipment, net	55.2	58.2
Goodwill, franchise rights and other intangible assets, net	981.6	973.0
Other assets	12.5	11.5

TOTAL ASSETS	$1,290.5	$1,394.2

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$414.9	$503.1
Long-term debt	1,992.7	1,996.3
Deferred income taxes, other	179.8	180.5

TOTAL LIABILITIES	$2,587.4	$2,679.9

Redeemable noncontrolling interests	4.6	4.5

Shareholders’ deficit	(1,301.5)	(1,290.2)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,290.5	$1,394.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	April 2, 2016	April 4, 2015
Services revenues, net (1)	$243.8	$250.0
Product sales and other, net (2)	63.1	72.1

Revenues, net	306.9	322.1

Cost of services (3)	124.7	130.3
Cost of product sales and other (4)	32.6	34.5

Cost of revenues	157.2	164.8

Gross profit	149.7	157.3
Marketing expenses	86.5	87.3
Selling, general and administrative expenses	49.6	52.0

Operating income	13.6	18.0
Interest expense	30.0	31.1
Other (income) expense, net	(0.1)	0.6
Extinguishment of debt	0.0	(4.8)

Loss before income taxes	(16.4)	(8.9)
Benefit from income taxes	(5.6)	(3.4)

Net loss	(10.8)	(5.5)
Net loss attributable to the noncontrolling interest	0.0	0.1

Net loss attributable to Weight Watchers International, Inc.	$(10.8)	$(5.4)

Net loss per share, basic and diluted, attributable to Weight Watchers International, Inc.	$(0.17)	$(0.10)

Weighted average common shares outstanding used in computing basic and diluted net loss per share	63.5	56.8

Note: Totals may not sum due to rounding.

(1)	Consists of net “Meeting Fees” and “Online Subscription Revenues”. “Meeting Fees” consist of the fees associated with the Company’s monthly commitment plans for unlimited access to meetings and other payment arrangements for access to meetings, including the Company’s “pay-as-you-go” payment arrangement and fees associated with the Company’s Total Access product. “Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(2)	Consists of sales of products to members in meetings and Online, revenues from licensing, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail, and franchise fees with respect to commitment plans and commissions.
(3)	Consists of meeting operating expense and Internet cost of revenues excluding Internet advertising costs.
(4)	Consists of meetings cost of product, Internet advertising costs, non-meeting cost of products and other.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	April 2,	April 4,
	2016	2015
Meeting Paid Weeks (in millions) (1)
North America	11.4	10.6
UK	2.7	2.8
CE	2.9	3.2
Other (2)	0.6	0.6

Total Meeting Paid Weeks	17.7	17.2

Online Paid Weeks (in millions) (1)
North America	14.1	13.5
UK	1.5	1.7
CE	5.4	5.6
Other (2)	0.6	0.5

Total Online Paid Weeks	21.5	21.3

Total Paid Weeks (in millions) (1)
North America	25.5	24.1
UK	4.3	4.6
CE	8.3	8.8
Other (2)	1.2	1.1

Total Paid Weeks	39.2	38.5

End of Period Meeting Subscribers (in thousands) (3)
North America	868.1	739.6
UK	187.0	196.1
CE	219.7	252.4
Other (2)	35.7	29.9

Total End of Period Meeting Subscribers	1,310.5	1,218.0

End of Period Online Subscribers (in thousands) (3)
North America	1,155.5	1,080.6
UK	118.5	137.7
CE	433.1	447.1
Other (2)	45.6	38.4

Total End of Period Online Subscribers	1,752.7	1,703.8

Total End of Period Subscribers (in thousands) (3)
North America	2,023.7	1,820.2
UK	305.6	333.7
CE	652.8	699.5
Other (2)	81.3	68.3

Total End of Period Subsrcibers	3,063.3	2,921.8

Attendance (in millions)
North America	6.1	5.2
UK	1.6	1.7
CE	1.5	1.8
Other (2)	0.4	0.4

Total Attendance	9.6	9.1

Note: Totals may not sum due to rounding.

(1)	The “Paid Weeks” metric reports paid weeks by Weight Watchers customers in Company-owned operations for a given period as follows: (i) “Meeting Paid Weeks” is the sum of total paid commitment plan weeks (including Total Access) and total “pay-as-you-go” weeks; (ii) “Online Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching); and (iii) “Total Paid Weeks” is the sum of Meeting Paid Weeks and Online Paid Weeks, in each case for a given period.
(2)	Represents Asia Pacific and emerging markets.
(3)	The “End of Period Subscribers” metric reports Weight Watchers subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Meeting Subscribers” is the total Weight Watchers monthly commitment plan subscribers (including Total Access); (ii) “End of Period Online Subscribers” is the total number of Weight Watchers Online, Weight Watchers OnlinePlus and Personal Coaching subscribers; and (iii) “End of Period Subscribers” is the sum of End of Period Meeting Subscribers and End of Period Online Subscribers, in each case at a given period end.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2016 Variance
						2016
						Constant
	Q1 2016			Q1 2015	2016	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2015	2015
Selected Financial Data
Consolidated Company Revenues	$306.9	$5.4	$312.3	$322.1	-4.7%	-3.0%
Consolidated Meeting Fees (1)	$155.7	$2.9	$158.6	$157.9	-1.4%	0.5%
Consolidated Online Subscription Revenues (2)	$88.0	$1.2	$89.2	$92.1	-4.4%	-3.1%
Consolidated Service Revenues (3)	$243.8	$4.1	$247.9	$250.0	-2.5%	-0.8%
Consolidated Product Sales (4) and All Other (5)	$63.1	$1.3	$64.4	$72.1	-12.5%	-10.7%

North America
Meeting Fees (1)	$111.7	$0.8	$112.5	$106.7	4.6%	5.4%
Online Subscription Revenues (2)	$62.7	$0.4	$63.2	$63.2	-0.7%	0.0%
Service Revenues (3)	$174.4	$1.2	$175.6	$169.9	2.6%	3.4%
Product Sales and Other (4)	$34.4	$0.2	$34.6	$35.7	-3.4%	-2.8%
Total Revenues	$208.8	$1.4	$210.3	$205.6	1.6%	2.3%

UK
Meeting Fees (1)	$15.4	$0.9	$16.2	$16.9	-9.2%	-4.0%
Online Subscription Revenues (2)	$4.9	$0.3	$5.2	$5.7	-13.2%	-8.3%
Service Revenues (3)	$20.3	$1.2	$21.5	$22.6	-10.2%	-5.1%
Product Sales and Other (4)	$8.6	$0.5	$9.1	$11.8	-26.8%	-22.7%
Total Revenues	$28.9	$1.6	$30.5	$34.4	-15.9%	-11.1%

CE
Meeting Fees (1)	$23.4	$0.4	$23.9	$27.6	-15.1%	-13.6%
Online Subscription Revenues (2)	$17.8	$0.3	$18.1	$20.4	-12.5%	-11.2%
Service Revenues (3)	$41.3	$0.7	$41.9	$48.0	-14.0%	-12.5%
Product Sales and Other (4)	$14.4	$0.3	$14.8	$18.8	-23.1%	-21.4%
Total Revenues	$55.7	$1.0	$56.7	$66.7	-16.5%	-15.0%

Other (6)
Meeting Fees (1)	$5.3	$0.8	$6.1	$6.6	-20.4%	-8.2%
Online Subscription Revenues (2)	$2.5	$0.2	$2.8	$2.9	-12.1%	-3.6%
Service Revenues (3)	$7.8	$1.1	$8.9	$9.5	-17.9%	-6.8%
Product Sales (4) and All Other (5)	$5.6	$0.3	$5.9	$5.9	-5.0%	-0.1%
Total Revenues	$13.4	$1.3	$14.8	$15.4	-12.9%	-4.2%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” consist of the fees associated with the Company’s monthly commitment plans for unlimited access to meetings and other payment arrangements for access to meetings, including the Company’s “pay-as-you-go” payment arrangement and fees associated with the Company’s Total Access product.
(2)	“Online Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Online subscription products, including the Company’s Personal Coaching product.
(3)	“Service Revenues” equal “Meeting Fees” plus “Online Subscription Revenues”.
(4)	“Product Sales” are sales of products to members in meetings and Online, and “Other” are revenues from licensing, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail.
(5)	“All Other” are revenues from licensing, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail, and franchise fees with respect to commitment plans and commissions.
(6)	Represents Asia Pacific, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

							Q1 2016 Variance
									2016 Constant
									Currency
								2016		2016
								Adjusted		Adjusted
	Q1 2016			Q1 2015			2016	vs	2016	vs
	GAAP	Currency Adjustment	Constant Currency	GAAP	Adjustment (1)	Adjusted	vs 2015	2015 Adjusted	vs 2015	2015 Adjusted
Selected Financial Data
Gross Profit	$149.7	$2.5	$152.1	$157.3	$2.0	$159.3	-4.9%	-6.1%	-3.3%	-4.5%
Gross Margin	48.8%		48.7%	48.8%		49.5%

Selling, General and Administrative Expenses	$49.6	$0.8	$50.4	$52.0	$(3.8)	$48.2	-4.6%	2.9%	-3.0%	4.6%

Operating Income	$13.6	$(0.4)	$13.2	$18.0	$5.8	$23.8	-24.9%	-43.1%	-27.0%	-44.7%
Operating Income Margin	4.4%		4.2%	5.6%		7.4%

Net loss attributable to Weight Watchers International, Inc.	$(10.8)	$(0.2)	$(11.0)	$(5.4)	$0.6	$(4.8)	-97.9%	-122.5%	-102.3%	-127.4%

Earnings Per Share	$(0.17)	$(0.00)	$(0.17)	$(0.10)	$0.01	$(0.09)	-76.9%	-98.9%	-80.9%	-103.3%

Note: Totals may not sum due to rounding.

(1)	Excludes the impact of the $5.8 million ($3.5 million after tax) of charges associated with the Company’s previously disclosed 2015 plan to restructure its organization. Net loss attributable to Weight Watchers International, Inc. also excludes the Company’s gain on early debt extinguishment of $4.8 million ($2.9 million after tax).

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS)

UNAUDITED

	Three Months Ended
EBITDAS	April 2, 2016	April 4, 2015

Net Loss	$(10.8)	$(5.4)
Interest	30.0	31.1
Taxes	(5.6)	(3.4)
Depreciation and Amortization	12.9	13.9
Stock-based Compensation	3.2	2.3

	$29.7	$38.5

Note: Totals may not sum due to rounding.